Exhibit 99.1

Press Release	Certegy Inc.
11720 Amber Park Drive
Suite 600
Alpharetta, Georgia 30004

Date: July 22, 2004	Phone: 678-867-8000
Fax: 678-867-8102

Contact: Mary Waggoner
Certegy Inc.
VP - Investor and Public Relations
678-867-8004

FOR IMMEDIATE RELEASE

CERTEGY REPORTS SECOND QUARTER 2004 DILUTED EPS OF

$0.39 ON REVENUE OF $284.1 MILLION

Alpharetta, GA, July 22, 2004 – Certegy Inc. (NYSE:CEY) today reported second quarter 2004 diluted earnings per share of $0.39 on revenue of $284.1 million and operating income of $42.7 million.

SECOND QUARTER FINANCIAL HIGHLIGHTS

Highlights of the 2004 second quarter results as compared to the prior year quarter are as follows:

•	Revenue increased 14.8% to $284.1 million.

•	Operating income increased 14.0% to $42.7 million.

•	Interest expense of $3.2 million increased by $1.5 million.

•	Net income increased 8.6% to $24.9 million.

•	Diluted earnings per share increased 11.4% to $0.39 per share.

•	494,200 shares of common stock were repurchased at a cost of $17.5 million.

•	Revolving credit borrowings were reduced by $15.0 million.

•	Capital expenditures totaled $10.1 million.

“We are very pleased with the positive trends that underlie our second quarter results,” stated Lee Kennedy, chairman and chief executive officer of Certegy Inc. “We continue to be encouraged by the performance of the Check Services segment, which achieved 27.2% revenue growth and 35.5% operating income growth. Card Services also generated strong revenue growth of 8.2% and operating income growth of 13.2%. These results were driven by 9.9% revenue growth in North American card issuing and 11.5% revenue growth in merchant processing. We are also very pleased with the margin expansion in both Card and Check Services.”

SEGMENT RESULTS

Card Services generated revenue of $173.4 million in the second quarter of 2004, an increase of 8.2% above the 2003 quarter. Strong revenue growth of 9.9% in the Company’s North American card issuing operation resulted from growth in transactions, new sales of e-banking services and card loyalty programs, and revenue from the acquisition of Crittson Financial LLC, which closed in the first quarter. Merchant processing revenue increased 11.5%, driven by strong retail sales and revenue from the acquisition of Crittson. International card issuing revenue declined 0.4%, caused primarily by the purging of inactive cards by certain customers and prior year pricing adjustments in the Brazilian marketplace. Card Services operating income of $36.1 million increased 13.2%, compared to $31.9 million in the second quarter of 2003. Card Services operating margin of 20.8% increased 90 basis points, compared to 19.9% in the second quarter of 2003.

Check Services generated revenue of $110.7 million in the second quarter of 2004, an increase of 27.2% above the 2003 quarter. The strong revenue growth was primarily driven by higher retail sales, new customer signings, and the acquisition of Game Financial Corporation, which closed in the first quarter. Check Services operating income of $12.2 million increased 35.5%, compared to $9.0 million in the second quarter of 2003. Check Services operating margin of 11.0% increased 70 basis points, compared to 10.3% in the second quarter of 2003.

Corporate expense of $5.6 million increased by $2.1 million compared to $3.5 million in the second quarter of 2003. The increase in Corporate expense resulted primarily from higher employee-related expenses, including benefit and relocation costs. The prior year second quarter Corporate expense included a $0.4 million benefit related to the market value recovery of the Company’s collateral assignment in employee life insurance policies.

Interest expense of $3.2 million increased by $1.5 million compared to the second quarter of 2003. Higher interest rates on the Company’s borrowings caused by the September 2003 issuance of 4.75% fixed rate notes, higher average outstanding borrowings in the current year second quarter and the impact of FIN 46 lease accounting, effective December 31, 2003, generated the increased interest expense.

OUTLOOK

Certegy’s full year 2004 financial guidance is as follows:

•	Revenue is expected to grow by 13% to 15% in 2004, compared with prior year.

•	Operating income is expected to grow by 12% to 15% in 2004, compared with prior year non-GAAP results (which exclude 2003 charges for contract termination, severance and other charges of $12.2 million). On a GAAP basis (which includes the charges of $12.2 million in 2003), operating income is expected to grow by 21% to 24% in 2004.

•	Diluted earnings per share is expected to range from $1.71 to $1.73.

The Company expects to achieve diluted earnings per share of $0.45 to $0.46 in the third quarter of 2004, with revenue growth of 14% to 16%, as compared with the prior year third quarter.

TELECONFERENCE

Management will host a teleconference to discuss second quarter earnings on Thursday, July 22, 2004, at 9:00 a.m. Eastern Time. The live audio Webcast will be available at www.certegy.com. Please be advised that Microsoft’s Windows Media Player™ must be downloaded prior to accessing the Webcast. It can be downloaded from www.microsoft.com/windows/mediaplayer. A replay of the Webcast will be available in the Investor Center section of the website after the call ends.

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Certegy (NYSE:CEY) provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to over 6,500 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in Alpharetta, Georgia, Certegy maintains a strong global presence with operations in the United States, United Kingdom, Ireland, France, Chile, Brazil, Australia and New Zealand. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.0 billion in revenue in 2003. For more information on Certegy, please visit www.certegy.com.

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Forward-Looking Statement

The statements in this release include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. Without limitation, Certegy’s revenue, operating income and earnings per share projections for fiscal 2004 under the heading “Outlook” above are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control that may cause actual results to differ significantly from what is expressed in those statements. Factors that could, either individually or in the aggregate, affect our performance include: our reliance on a small number of business segments and strategic relationships; our ability to comply with bankcard association rules and government regulations; the sensitivity of our business to the economy; the results of our acquisitions; and other factors described in detail in the section entitled “Certain Factors Affecting Forward-Looking Statements” in our 2003 Annual Report on Form 10-K filed on February 17, 2004, with the SEC.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2004 AND 2003

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2004	2003
Revenues	$284,124	$247,392

Operating expenses(1):
Costs of services	209,564	182,836
Selling, general and administrative	31,910	27,591
Other charges(2)	—	(437)

	241,474	209,990

Operating income	42,650	37,402
Other income, net	85	828
Interest expense	(3,153)	(1,628)

Income before income taxes	39,582	36,602
Provision for income taxes	(14,645)	(13,634)

Net income	$24,937	$22,968

Basic earnings per share:
Net income	$0.40	$0.35

Average shares outstanding	63,083	65,536

Diluted earnings per share:
Net income	$0.39	$0.35

Average shares outstanding	64,272	66,077

Revenues and operating income of the Company's reportable segments for the three months ended June 30, 2004 and 2003 are as follows:

	Three Months Ended June 30,
	2004	2003
Revenues:
Card Services	$173,388	$160,316
Check Services	110,736	87,076

	$284,124	$247,392

Operating income(2):
Card Services	$36,058	$31,867
Check Services	12,191	8,999

	48,249	40,866
General corporate expense	(5,599)	(3,464)

	$42,650	$37,402

(1)	Certain 2003 expenses have been reclassified between costs of services and selling, general and administrative to conform to the current period presentation.

(2)	See Item 10 in the Supplemental Information for details of other charges.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2004	2003
Revenues	$547,533	$487,561

Operating expenses(1):
Costs of services	407,857	360,729
Selling, general and administrative	61,480	56,271
Other charges(2)	—	12,203

	469,337	429,203

Operating income	78,196	58,358
Other income, net	305	983
Interest expense	(6,129)	(3,309)

Income before income taxes	72,372	56,032
Provision for income taxes	(26,778)	(20,872)

Net income	$45,594	$35,160

Basic earnings per share:
Net income	$0.72	$0.54

Average shares outstanding	63,380	65,687

Diluted earnings per share:
Net income	$0.71	$0.53

Average shares outstanding	64,478	66,170

Revenues and operating income of the Company's reportable segments for the six months ended June 30, 2004 and 2003 are as follows:

	Six Months Ended June 30,
	2004	2003
Revenues:
Card Services	$336,111	$317,492
Check Services	211,422	170,069

	$547,533	$487,561

Operating income(2):
Card Services	$68,441	$51,825
Check Services	20,958	14,973

	89,399	66,798
General corporate expense	(11,203)	(8,440)

	$78,196	$58,358

(1)	Certain 2003 expenses have been reclassified between costs of services and selling, general and administrative to conform to the current period presentation.

(2)	See Item 10 in the Supplemental Information for details of other charges.

CERTEGY INC.

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2004 AND DECEMBER 31, 2003

(In thousands)

	June 30, 2004	December 31, 2003
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$57,331	$22,280
Settlement deposits	40,869	29,638
Trade accounts receivable, net allowance for doubtful accounts of $2,760 and $1,883, respectively	96,929	108,158
Settlement receivables	63,003	65,172
Claims recoverable	29,382	46,478
Other receivables	33,727	26,907
Other current assets	24,209	22,995

Total current assets	345,450	321,628
Property and equipment, net	61,187	58,897
Goodwill, net	218,900	187,627
Other intangible assets, net	45,069	31,799
Systems development and other deferred costs, net	116,729	118,788
Other assets, net	72,495	66,308

Total assets	$859,830	$785,047

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other accrued expenses	$59,497	$41,600
Settlement payables	103,872	94,810
Claims payable	22,377	38,270
Compensation and benefit liabilities	20,452	20,535
Income taxes payable	8,616	8,887
Other payables	18,963	10,855
Other current liabilities	37,462	29,136

Total current liabilities	271,239	244,093
Long-term debt	259,808	222,399
Deferred income taxes	51,190	43,939
Other long-term liabilities	16,526	13,477

Total liabilities	598,763	523,908

Shareholders’ equity:
Common stock	695	695
Paid-in capital	251,060	249,351
Retained earnings	265,709	226,495
Deferred compensation	(12,312)	(10,187)
Accumulated other comprehensive loss	(84,904)	(75,854)
Treasury stock	(159,181)	(129,361)

Total shareholders’ equity	261,067	261,139

Total liabilities and shareholders’ equity	$859,830	$785,047

CERTEGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net income	$45,594	$35,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,426	20,062
Amortization of deferred compensation and financing costs	3,105	2,573
Other non-cash items	—	2,233
Deferred income taxes	7,301	748
Changes in assets and liabilities:
Accounts receivable, net	17,394	17,447
Current liabilities, excluding settlement and claims payables	266	12,598
Claims accounts, net	1,331	(2,865)
Other current assets	(555)	176
Other long-term liabilities	2,838	1,607
Other assets	(2,276)	(4,793)

Net cash provided by operating activities	97,424	84,946

Cash flows from investing activities:
Capital expenditures	(17,225)	(23,570)
Acquisitions, net of $25,071 of cash acquired	(38,758)	—

Net cash used in investing activities	(55,983)	(23,570)

Cash flows from financing activities:
Net borrowings (repayments) on revolving credit facility	35,000	(29,200)
Treasury stock purchases	(40,005)	(11,796)
Dividends paid	(6,414)	—
Proceeds from exercise of stock options	7,255	1,050
Other	(213)	—

Net cash used in financing activities	(4,377)	(39,946)

Effect of foreign currency exchange rates on cash	(2,013)	4,223

Net cash provided	35,051	25,653
Cash and cash equivalents, beginning of period	22,280	14,166

Cash and cash equivalents, end of period	$57,331	$39,819

CERTEGY INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

1.	Revenues by product and service offering are as follows (in thousands):

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Card Issuer Services	$113,470	$114,298	$116,408	$118,346	$462,522	$117,862	$123,410
Check Services	82,993	87,076	91,743	109,189	371,001	100,686	110,736
Merchant Processing	40,385	43,679	44,216	42,068	170,348	43,363	48,685
Software and Support	3,321	2,339	3,424	2,509	11,593	1,498	1,293

	$240,169	$247,392	$255,791	$272,112	$1,015,464	$263,409	$284,124

2.	Revenues by geographic area (based on location of customer) are as follows (in thousands):

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Domestic	$195,090	$208,169	$216,805	$227,789	$847,853	$221,547	$243,755
International	45,079	39,223	38,986	44,323	167,611	41,862	40,369

	$240,169	$247,392	$255,791	$272,112	$1,015,464	$263,409	$284,124

3.	Revenues are comprised of the following (in thousands):

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Product and Service Fees	$191,527	$193,657	$203,929	$222,088	$811,201	$210,984	$225,342
Interchange Fees	31,699	34,508	34,582	32,211	133,000	33,648	37,748
Reimbursable Expenses	16,943	19,227	17,280	17,813	71,263	18,777	21,034

	$240,169	$247,392	$255,791	$272,112	$1,015,464	$263,409	$284,124

4.	Currency translation increased (decreased) revenues and operating income for the second quarter and the first six months of 2004 as compared with the prior year as follows (in thousands):

	Revenues
	1st Qtr	2nd Qtr	YTD
Card Services	$3,298	$1,407	$4,705
Check Services	2,211	1,810	4,021

	$5,509	$3,217	$8,726

	Operating Income
	1st Qtr	2nd Qtr	YTD
Card Services	$(329)	$158	$(171)
Check Services	398	374	772

	$69	$532	$601

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

5.	Check volumes in dollars are as follows (in millions):

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Domestic	$7,145	$7,499	$7,783	$9,368	$31,795	$8,206	$8,623
International	761	811	830	995	3,397	925	904

	$7,906	$8,310	$8,613	$10,363	$35,192	$9,131	$9,527

Guarantee	$6,251	$6,606	$6,962	$8,220	$28,039	$7,048	$7,248
Verification	1,655	1,704	1,651	2,143	7,153	2,083	2,279

	$7,906	$8,310	$8,613	$10,363	$35,192	$9,131	$9,527

6.	Number of cards and accounts processed (end of period) are as follows (in thousands):

	2003				2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Cards:
Domestic	22,695	22,969	23,304	23,364	23,466	23,843
International	23,148	22,095	21,914	23,083	23,359	24,244

	45,843	45,064	45,218	46,447	46,825	48,087

Accounts:
Domestic	17,372	17,601	17,860	17,957	18,069	18,254
International	20,016	19,055	18,917	20,075	20,282	21,044

	37,388	36,656	36,777	38,032	38,351	39,298

American Express cards and accounts processed in the Caribbean in 2003 have been reclassified from domestic to international.

7.	Merchant volumes in dollars and number of transactions are as follows:

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Dollars (in millions)	$1,763	$1,882	$1,960	$1,861	$7,466	$1,869	$2,089

Number of Transactions (in thousands)	20,616	21,743	22,724	21,533	86,616	20,755	22,848

8.	Depreciation and amortization by segment is as follows (in thousands):

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Card Services	$7,715	$7,999	$8,400	$8,106	$32,220	$7,985	$8,067
Check Services	1,801	2,001	2,384	2,502	8,688	2,784	2,953
Corporate	296	250	272	304	1,122	315	322

	$9,812	$10,250	$11,056	$10,912	$42,030	$11,084	$11,342

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

9.	Capital expenditures and acquisitions are as follows (in thousands):

	2003					2004
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr
Capital expenditures	$8,432	$15,138	$10,722	$9,663	$43,955	$7,111	$10,114

Acquisitions, net of cash acquired	$—	$—	$4,521	$—	$4,521	$39,191	$(433)

In the second quarter of 2004, $433 thousand was received by Certegy in connection with purchase price adjustments.

10.	Other charges:

Other charges of $12.2 million ($7.7 million after-tax, or $0.12 per diluted share) in the first six months of 2003 represent $9.6 million of early termination costs associated with a data processing contract and $2.6 million of other net charges primarily related to the downsizing of the Company's Brazilian card operation. A reconciliation of the first six months of 2003 actual results to the first six months of 2003 non-GAAP results that exclude other charges is as follows (in thousands):

	Actual	Other Charges	Non-GAAP
Revenues	$487,561	$—	$487,561
Operating expenses	429,203	(12,203)	417,000

Operating income	58,358	12,203	70,561
Other income, net	983	—	983
Interest expense	(3,309)	—	(3,309)

Income before income taxes	56,032	12,203	68,235
Provision of income taxes	(20,872)	(4,546)	(25,418)

Net income	$35,160	$7,657	$42,817

Basic earnings per share	$0.54	$0.12	$0.65

Diluted earnings per share	$0.53	$0.12	$0.65

Details of these charges by segment are as follows:

	Card	Check	Corp	Total
Contract termination costs	$8,757	$865	$—	$9,622
Brazil downsizing	2,740	—	—	2,740
Other severance charges	—	156	—	156
Collateral assignment in life insurance policies	—	—	(315)	(315)

	$11,497	$1,021	$(315)	$12,203

Corporate expense in the second quarter of 2003 included a $437 thousand market value recovery of the Company's collateral assignment in employee life insurance policies.

11.	Long-term debt at June 30, 2004 and December 31, 2003 consists of:

	June 30, 2004	December 31, 2003
Unsecured notes, 4.75%, due 2008, net of unamortized discount	$199,481	$199,420
Borrowings under revolving credit facility	35,000	—
Notes payable, variable rate, due 2009	22,364	22,364
Capital lease obligations	2,963	615

	$259,808	$222,399

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

12.	Stock repurchase activity:

We repurchased 1,157,773 shares of common stock during the first six months of 2004 at a total cost of $40.0 million. In May 2004, the Board of Directors of Certegy Inc. approved $100 million in share repurchase authority. As of June 30, 2004, the Company had $99.8 million of remaining repurchase authority.

13.	Balance Sheet:

Certain December 31, 2003 balance sheet amounts have been reclassified to conform to the current period presentation as follows:

	As previously reported	Reclassification	Current period presentation
Assets:
Other receivables	$—	$26,907	$26,907

Other current assets:
Other receivables	$26,907	$(26,907)	$—
Prepaid expenses	11,658	—	11,658
Current deferred income taxes	1,933	—	1,933
Inventories and supplies	1,889	—	1,889
Other	7,515	—	7,515

	$49,902	$(26,907)	$22,995

Liabilities:
Accounts payable and accrued expenses	$22,280	$19,320	$41,600

Compensation and benefit liabilities	$12,324	$8,211	$20,535

Other payables	$—	$10,855	$10,855

Other current liabilities:
Accrued employee payroll taxes, withholdings, and benefits	$8,211	$(8,211)	$—
Deferred revenue	8,833	—	8,833
Accrued interest	3,179	—	3,179
Other accrued expenses	19,320	(19,320)	—
Other	27,979	(10,855)	17,124

	$67,522	$(38,386)	$29,136

The June 30, 2004 balance sheet reflects preliminary purchase price allocations of the acquisitions of Crittson Financial LLC and Game Financial Corporation. Certain accounts are subject to adjustment as these purchase price allocations are finalized.